EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: October 29, 2025

CHS US INVESTMENTS LLC

By: CHS GP LP, its managing member

By: CHS UGP LLC, its general partner

By: /s/ Alexandra Grigos

Name: Alexandra Grigos

Title: Director

CHS GP LP

By: CHS UGP LLC, its general partner

By: /s/ Alexandra Grigos

Name: Alexandra Grigos

Title: Director

CHS UGP LLC

By: /s/ Alexandra Grigos

Name: Alexandra Grigos

Title: Director

CHS PLATFORM HOLDINGS PTE. LTD.

By: /s/ Nicolas Debetencourt

Name: Nicolas Debetencourt

Title: Director

CHS (US) MANAGEMENT LLC

By: /s/ Alexandra Grigos

Name: Alexandra Grigos

Title: Chief Operating Officer